KEEP WELL AGREEMENT


                  This KEEP WELL AGREEMENT is dated as of April 1, 1997, and made by TRITON AVIATION SERVICES LIMITED, a Bermuda corporation ("TASL"), in favor of TRITON AVIATION SERVICES V LLC, a California limited liability company (the "Borrower"), and in favor of POLARIS AIRCRAFT INCOME FUND V, a California limited partnership (the "Lender") (the "Agreement").

                                R E C I T A L S:

                  WHEREAS, the Lender has entered into a Purchase, Assignment and Assumption Agreement dated as of April 1, 1997 with the Borrower (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Purchase Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) and, in connection therewith, the Borrower has delivered to the Lender a promissory note effective as of April 1, 1997 in the amount of $40,984,460 (the "Note"); and

                  WHEREAS, TASL, as the owner of 99 percent of the outstanding member interests in the Borrower, will derive substantial direct and indirect economic benefit from the transactions contemplated by the Purchase Agreement and the delivery of the Note to the Lender; and

                  WHEREAS, in connection with the execution and delivery of the Purchase Agreement and the Note, the Lender is requiring that TASL shall have executed and delivered this Agreement;

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to enter into the Purchase Agreement and accept delivery of the Note, TASL hereby agrees as follows:


SECTION 1. Obligation to Cause the Borrower to Perform. (a) TASL shall pay to the Borrower from time to time, in cash in United States dollars through additional contributions to the equity of the Borrower, amounts sufficient to permit the Borrower promptly to perform all of its obligations under the Note, the Security Agreement and the Purchase Agreement.

                  (b) Notwithstanding anything to the contrary contained herein, TASL shall not be required to make unrecouped payments under this Agreement to the Borrower or the Lender in excess of an aggregate of $4,034,060 (the "Maximum Obligation") at any time outstanding; provided, however, that any dividends or other distributions made by the Borrower (other than dividends or distributions made in respect of any Equity Dividend Amount, as such term is defined in the
Note), shall be deemed to be made in recoupment of any payments made by TASL hereunder and the aggregate amount of TASL's obligation under subsection (a) above shall be restored by the amount of such dividend or distribution, up to the Maximum Obligation.

                  (c) If TASL shall at any time and from time to time fail to perform or comply with any of its obligations contained in subsection (a) above and if for any reason the Lender shall have failed to receive when due and payable (whether at stated maturity, by acceleration, or otherwise) the payment of all or any part of the principal of or interest on the Note or any other amount payable by the Borrower thereunder or under the Security Agreement or the Purchase Agreement, then in each such case:

                       (i) it shall be conclusively assumed without necessity of proof that such failure by TASL was the sole and direct cause of the Lender failing to receive such payment when due irrespective of any other contributing or intervening cause whatsoever;

                       (ii) TASL agrees that it will be unconditionally liable to the Lender for liquidated damages (for loss of a bargain and not as a penalty) for the amount of such payment not received by the Lender when so due and payable as well as for all costs and expenses, if any, incurred by the Lender in enforcing this Agreement (but only to the extent of and as a reduction of the Maximum Obligation);

                       (iii) TASL further irrevocably waives to the full extent permitted by applicable law any right or defense TASL may have to cause the Lender to prove the cause or amount of such damages or to mitigate the same; and

                       (iv) since TASL has agreed to liquidated damages in the amount specified above, the Lender shall not be entitled to any damages in excess of such amount with respect to such payment.

                  (d) Notwithstanding anything herein to the contrary, during any period in which the Lender shall have failed to receive when due and payable

(whether at stated maturity, by acceleration or otherwise) the payment of all or any part of the principal of or interest on the Note or any other amount payable by the Borrower thereunder or under the Security Agreement or the Purchase Agreement, TASL shall make payment of all funds under this Agreement directly to the Lender c/o Polaris Investment Management Corporation, 201 Mission Street, 27th Floor, San Francisco, CA 94105, and the Lender shall apply such funds in the same manner as though paid directly by the Borrower. All payments which are received by the Borrower contrary to the provisions of this subsection (d) shall be received in trust for the benefit of the Lender, shall be segregated from other funds and property held by the Borrower, and shall be paid over to the Lender in the same form as so received (with any necessary indorsement).

                  SECTION 2. Other Permitted Payments. If and to the extent that amounts paid to the Borrower pursuant to Section 1(a) do not exceed the Maximum Obligation, TASL may make payments to the Borrower from time to time for any purpose in which the Borrower is permitted to engage, and in each case the amount of such payment shall be credited against TASL's obligation to make payments to the Borrower under Section 1(a) hereof up to the Maximum Obligation; provided, however, that if the Borrower sells, transfers, conveys or otherwise disposes of an Asset (as such term is defined in the Note) for an amount (the "Sale Price") that is less than 90% of the product of (x) the Allocable Portion Percentage (as defined in the Note) for such Asset multiplied by (y) the then outstanding balance of the Note, then any payment made by TASL to the Borrower in the 60 day period preceding or the 60 day period following such sale, transfer, conveyance or other disposition shall be included in determining if the Maximum Obligation has been reached only after deducting (a) the Shortfall Amount (as defined below) and (b) any dividends or other distributions (other than dividends or distributions in respect of any Equity Dividend Amount) made by the Borrower during both such periods. For purposes of this Section 2, "Shortfall Amount" means the amount that is the difference between (i) the product of the Allocable Portion Percentage for the Asset which has been sold, transferred, conveyed or otherwise disposed of multiplied by the then outstanding balance of the Note and (ii) the Sale Price.

                  SECTION 3. Taxes, Authorizations, Etc. (a) TASL will pay any stamp or other tax (including any interest and penalties) with respect to the performance by TASL of its obligations pursuant to this Agreement; provided, however, in no event shall such taxes include any taxes imposed upon or measured by the gross or net income of the Borrower or the Lender. If any such tax is paid by the Lender in the good faith belief that such tax is owing, TASL will, upon demand of the Lender, indemnify the Lender for such payment, together with any interest, penalties and expenses in connection therewith plus interest thereon at the lesser of 10% or the maximum rate under applicable law. The Lender shall thereafter cooperate in a commercially reasonable manner with TASL in seeking any refunds of such taxes, interest, penalties and expenses which refunds and any interest thereon shall be paid by the Lender to TASL within five
(5) business days of receipt by the Lender, provided, that in no event shall the Lender be required to expend its own funds in seeking any such refund and provided, further, that any expenses incurred in connection therewith shall be paid by TASL.

                  (b) TASL will obtain any authorization, approval or other action by, and will give any notice to or make any filing with, any governmental authority or regulatory body required in connection with the performance by TASL of its obligations pursuant to this Agreement.

                  SECTION 4. Obligation Absolute. TASL will perform its obligations under this Agreement regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the Note, the Security Agreement or the Purchase Agreement or any other document related thereto or the rights of the Lender with respect thereto. The obligations of TASL under this Agreement shall be absolute and unconditional irrespective of:

                       (i) any lack of validity, enforceability or value of the Purchase Agreement, the Note, the Security Agreement or any other agreement or instrument relating thereto or any collateral therefor;

                       (ii) any change in any term of the Note (including any change in the time, manner or place of payment thereof), the Security Agreement or the Purchase Agreement, or any other amendment or waiver of or any consent to departure from the Note, the Security Agreement or the Purchase Agreement;

                       (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for the Note, the Security Agreement or the Purchase Agreement;

                       (iv) any failure to pay any taxes which may be payable with respect to the performance of such obligations by TASL, or any failure to obtain any authorization or approval from or other action by, or to notify or file with, any Government Entity required in connection with the performance of such obligations by TASL; or

                       (v) any impossibility or impracticality of performance, illegality, force majeure, any act of any Government Entity, or any other circumstance which might constitute a defense available to, or a discharge of, TASL or a surety, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 4.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. The obligations of TASL under this Agreement shall not be subject to reduction, termination or other impairment by reason of any set-off, recoupment, counterclaim or defense or for any other reason.

                  SECTION 5. Waiver. TASL hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the Purchase
Agreement, the Note and this Agreement and any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral.

                  SECTION 6. Separate Undertaking. Without limiting the generality of any of the foregoing provisions of this Agreement, TASL irrevocably waives, to the full extent permitted by applicable law and for the benefit of, and as a separate undertaking with, the Lender, any defense to the performance of this Agreement which may be available to TASL as a consequence of this Agreement being rejected or otherwise not assumed by the Borrower or any trustee or other similar official for the Borrower or for any substantial part of the property of the Borrower, or as a consequence of this Agreement being otherwise terminated or modified, in any proceeding seeking to adjudicate the Borrower a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, protection, relief or composition of the Borrower or the debts of the Borrower under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, whether such rejection, non-assumption, termination or modification be by reason of this Agreement being held to be an executory contract or by reason of any other circumstance. If this Agreement shall be so rejected or otherwise not assumed, or so terminated or modified, TASL agrees for the benefit of, and as a separate undertaking with, the Lender, that it will be unconditionally liable to pay to the Lender an amount equal to each payment which would otherwise be payable by TASL under or in connection with this Agreement if this Agreement were not so rejected or otherwise not assumed or were otherwise not so terminated or modified, such amount to be payable to the Lender, as and when such payment would otherwise be payable hereunder and such amount to be applied as such payment would otherwise be applied under the Note.

                  SECTION  7.   Representations  and  Warranties.   TASL  hereby
represents and warrants to Borrower and Lender as follows:

                  (a) TASL (i) is a corporation duly organized, validly existing and in good standing under the laws of Bermuda and (ii) has the requisite power and authority to carry on its business as presently conducted and as proposed to be conducted after the date of this Agreement and to enter into and perform its obligations under this Agreement.

                  (b) TASL is the beneficial and record owner of 99% of all outstanding member interests of the Borrower free and clear of any lien, security interest or other charge or encumbrance other than that set forth in the Security Agreement.

                  (c) The execution and delivery by TASL of this Agreement, and the performance by TASL of its obligations hereunder (i) have been duly authorized by all necessary action on the part of TASL, (ii) do not contravene any provision of law, governmental rule, regulation, judgment or order applicable to or binding on TASL, or the organizational documents of TASL and (iii) do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency or any other Person, except those already obtained.

                  (d) This Agreement has been duly executed and delivered and is enforceable against TASL in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and, with respect to the enforceability of this Agreement, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  SECTION 8. No Transfer of Interest. TASL covenants and agrees that, so long as the Note shall remain unpaid, TASL will not sell, assign, pledge, encumber or otherwise dispose of any member interest of the Borrower except to the extent and in the manner permitted by the Security Agreement and that any transfer by it of any interest in the Borrower shall not reduce, release or lessen its obligations under this Agreement.

                  SECTION 9. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by TASL therefrom shall in any event be effective unless the same shall be in writing and signed by the

Borrower and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 10. Expenses. TASL will upon demand pay to the Borrower and the Lender, respectively, the amount of any and all reasonable expenses, including attorneys' fees and expenses, which the Borrower and the Lender, as the case may be, may incur in connection with the exercise or enforcement of any of their respective rights or interests hereunder; provided, however, that TASL shall not be obligated to pay any costs or expenses (including attorney's fees) incurred by the Borrower or the Lender in connection with the preparation of this Agreement or (x) any ordinary administrative costs and expenses of the Borrower so long as there is no default by TASL under this Agreement or (y) any ordinary administrative costs and expenses of the Lender so long as there is no default by TASL under this Agreement or a default by the Borrower under the Purchase Agreement, the Note or any other Ancillary Agreement.

                  SECTION 11. Addresses for Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be effective (i) if given by facsimile, when transmitted, (ii) if given by registered or certified mail, three business days after being deposited with the U.S. Postal Service, (iii) if given by courier, when received, or (iv) if personally delivered, when so delivered, addressed:

                  If to TASL, to:

                         Triton Aviation Services Limited
                         55 Green Street, Suite 500
                         San Francisco, CA  94111
                         Attention:  President
                         Facsimile:  (415) 398-9184

or to such other address as TASL may from time to time designate in writing to the Borrower and Lender.

                  If to the Borrower, to:

                         Triton Aviation Services V LLC
                         55 Green Street, Suite 500
                         San Francisco, CA  94111
                         Attention:  President
                         Facsimile:  (415) 398-9184

or to such other address as the Borrower may from time to time designate in writing to TASL and Lender.

                  If to Lender, to:

                         Polaris Aircraft Income Fund V
                         c/o Polaris Investment Management Corporation 201 Mission Street, 27th Floor
                         San Francisco, CA  94105
                         Attention:  President
                         Facsimile:  (415) 284-7460

                  With a copy to:

                         Polaris Aircraft Income Fund V
                         c/o Polaris Investment Management Corporation
                         201 High Ridge Road, 1st Floor
                         Stamford, CT  06927-4900
                         Attention:  Portfolio Management
                         Facsimile:  (203) 357-4585
or to such other address as Lender shall from time to time designate in writing to the Borrower and TASL.

                  SECTION 12. No Waiver; Remedies. No failure on the part of the Borrower or the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 13. Continuing Agreement; Transfer of Note. This Agreement is a continuing agreement and shall (i) remain in full force and effect until payment in full and discharge of the Note, (ii) be binding upon TASL, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Borrower, the Lender and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), the Lender may assign or otherwise transfer the Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to the Lender herein or otherwise.

                  SECTION 14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                  IN WITNESS WHEREOF, TASL has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                            TRITON AVIATION SERVICES
                                            LIMITED



                                            By:/s/JOHN E. FLYNN
                                               --------------------
                                               Name: JOHN E. FLYNN
                                               Title: PRESIDENT

The  foregoing  Agreement
is hereby accepted and
agreed to as of the date
first above written:

TRITON AVIATION SERVICES V LLC

By:   Triton Aviation Services
      Limited, Manager


      By:/S/JOHN E. FLYNN
         --------------------
         Name: JOHN E. FLYNN
         Title: PRESIDENT

POLARIS AIRCRAFT INCOME FUND V

By:   Polaris Investment Management
      Corporation, General Partner


      By:/S/MARC A. MEICHES
         ----------------------
         Name: MARC A. MEICHES
         Title: VICE PRESIDENT